Exhibit 99.2

LITHIUM TECHNOLOGY CORPORATION ANNOUNCES MANAGEMENT

CHANGES AND APPOINTMENT OF DR. MANNING AS PRESIDENT AND

COO

Plymouth Meeting, Pennsylvania, June 23, 2005. Lithium Technology Corporation (“LTC”) (OTC Bulletin Board: LTHU), announced today that Dr. Andrew J. Manning has been appointed the new President and Chief Operating Officer of LTC by its Board of Directors. Dr. Manning succeeds Dr. Franz J. Kruger as President of LTC.

Dr. Manning has been LTC’s Executive Vice President since January 2002 as well as Chief Technical Officer since January 2003 and a director of LTC since November 2004. He also serves as a Managing Director of LTC’s GAIA Akkumulatorenwerke GmbH subsidiary operating in Nordhausen, Germany. Dr. Manning has been with LTC since 1994.

Dr. Franz J. Kruger, who has served as the President and Chief Executive Officer of the Company since February 2004, resigned from those positions effective June 20, 2005. Dr. Kruger will remain a member of the Board of Directors of the Company and as the Managing Director of GAIA Advanced Lithium Battery Systems Europe GmbH (GAIA Europe). Dr. Kruger will provide consulting services to GAIA Europe including strategic advice and consulting on sales, joint ventures and other business opportunities, particularly in Europe.

The Company also appointed William F. Hackett as its Chief Financial Officer, replacing John J. McGovern, the interim Chief Financial Officer of the Company since June 2004, who resigned from that position. Mr. McGovern will remain as a director of LTC. Mr. Hackett was also appointed Executive Vice President and Treasurer of the Company and a Director of the Company, filling a vacancy on the eleven person Board. Mr. Hackett has more than 25 years of business experience in finance and general management roles in information and technology related companies, including most recently Chief Financial Officer of CareGain and prior thereto Chief Executive Officer of Healthcare Automation. Mr. Hackett received his MBA in Finance and Accounting from Columbia University.

The Board of Directors also appointed Dr. Klaus Brandt an Executive Vice President of the Company. Dr. Brandt also serves as the Managing Director of GAIA. Prior to joining GAIA and LTC Dr. Brandt served as a member of the Executive Board (Vorstand) that was responsible for Technology and Manufacturing at the German based company Ionity AG. Prior to that, Dr. Brandt was employed by The Gillette Company (U.S.A.), the parent company of Duracell, and prior to that Varta Battery AG (Germany), the leading battery manufacturer in Europe. He also has served as a Doctoral Fellow in the Physics department at the University of British Columbia (Vancouver, Canada). Dr. Brandt received his Doctorate of Natural Science from the Technical University of Munich in 1977 and a physics diploma from the University of Goettingen in 1973.

“It is an honor and a privilege to attain these positions with LTC. I look forward to working with the rest of the LTC management team in my new role as we position the Company for growth.” Mr. Manning stated in reference to his appointment as President and Chief Operating Officer of LTC. “I intend to utilize my expertise and experience in the battery industry to continue to ramp-up the production of our innovative battery products while steering the Company on a path of continual progress and profitability in both the European and American markets.”

In discussing his appointment as Executive Vice President, Treasurer, and Chief Financial Officer Mr. Hackett stated, “I am excited to join an organization that possesses very exciting technologies for new and rapidly expanding market applications. I believe my skillsets and experience will augment what is already an outstanding management team. I have sincerely appreciated the assistance provided to me by John McGovern in transitioning the financial reporting duties to me.”

The Company also announced today that Mr. Ralf Tolksdorf who serves as the Managing Director and the Chief Financial Officer of GAIA has also been appointed the Corporate Secretary of LTC effective June 20, 2005.

In remarking upon these developments LTC’s Chairman Mr. Harry van Andel stated, “I am very pleased with the outstanding management team that we have been able to assemble at LTC and GAIA. We intend to rely on all of these executives to further develop our unique large-format rechargeable batteries in the various markets that we serve. I sincerely appreciated the efforts of Dr. Kruger in his role as President and Chief Executive Officer over the past 18 months as well as John McGovern’s strategic role as the Company’ Chief Financial Officer. I believe that having Dr. Kruger concentrate full-time on strategic relationships in Europe may lead to significant new partnerships and joint ventures in the near term.”

Mr. van Andel went on further to state that “the C.E.O. position formerly held by Dr. Kruger is not being filled at this time. The day to day management of the Company will be provided by the “Office of the Chairman” to be comprised of Dr. Manning, Mr. Hackett, Mr. Tolksdorf, Dr. Brandt and myself. I believe that this outstanding team of individuals will work together in concert under my oversight to continue to direct LTC’s progress.”

LTC produces unique large-format rechargeable batteries under the GAIA brand name and trademark. The Company supplies a variety of military, transportation and back-up power customers in the U.S. and Europe from its two operating locations in Plymouth Meeting, Pennsylvania and Nordhausen, Germany. For additional information on the Company’s technology and products, please visit www.gaia-akku.com.

The foregoing information contains forward-looking statements, which involve risks and uncertainties relating to such matters as financial performance, technology development, capital raising, business prospects, strategic partnering and similar matters. A variety of factors could cause LTC’s actual results and experience to differ materially from anticipated results or other expectations expressed in these forward-looking statements. This notice does not constitute an offer of any securities for sale.